Exhibit 99.1

Vitality Biopharma Launches Canadian Subsidiary Focused on Cannabinoid Genetics R&D

-Wholly-owned subsidiary to enable access to best available cannabinoid compounds in a federally-compliant manner and facilitate key collaborative research programs

LOS ANGELES, CA – (MARKETWIRED – April 5, 2018) — Vitality Biopharma, Inc. (OTCQB: VBIO) (“Vitality” or the “Company”) a corporation dedicated to the development of cannabinoid prodrug pharmaceuticals, and to unlocking the power of cannabinoids for the treatment of serious neurological and inflammatory disorders, today announced the pending formation of a wholly-owned Canadian subsidiary, Vitality Genetics, Ltd., which will focus on and enable the performance of a wide variety of cannabinoid genetics research and development programs.

Vitality Biopharma’s current operations are in California where it develops cannabinoid pharmaceuticals in a federally-compliant manner, after having received approvals from the California Dept. of Justice and the Drug Enforcement Administration. The Company is now planning limited operations in Canada in order to benefit from Health Canada regulations regarding medical cannabis and the federal commitment to nationwide approval for adult use of cannabis.

Cannabinoid products are being used by independent researchers around the world to treat a wide variety of medical conditions, including opiate reduction, epilepsy, inflammatory bowel disease (IBD), irritable bowel syndrome (IBS), and autism. Yet in the United States it remains tremendously difficult for researchers in industry and at major medical universities to access and study the therapeutic effects of some of the potentially most important medical cannabis strains and products. Through an existing research business unit in the U.S., Vitality has already established accounts with many major research institutions across the country and will seek to leverage these customer relationships in order to ensure that research on high-quality cannabinoid products can be conducted in full compliance with federal requirements.

In addition, the Company plans to utilize the new subsidiary to conduct research relevant to Vitality’s ongoing therapeutics development programs in collaboration with leading Canadian researchers and companies, which will be streamlined due to clear regulations in place at the federal level by Health Canada. This work may include studies of the bioavailability of cannabinoid products, the role of the gut microbiome, and a diverse array of cannabinoid research projects at the intersection of plant, microbial, and human health.

“We are excited to form Vitality Genetics, and to take these important first steps towards ensuring more widespread availability of the most desirable cannabinoid compounds to researchers across North America,” said Robert Brooke, the Company’s CEO. “With our upcoming clinical trials in the U.S., this step also ensures that we will have reliable access to these products for all internal Vitality programs and collaborations.”

About Vitality Biopharma (OTCQB: VBIO)

Vitality Biopharma is dedicated to unlocking the power of cannabinoids for the treatment of serious neurological and inflammatory disorders. For more information, visit: www.vitality.bio. Follow us on Facebook, Twitter and LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact

Vitality Biopharma

Investor Relations

info@vitality.bio

1-530-231-7800

www.vitality.bio